UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    September 8, 2006

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 – Other Events

WCI Communities, Inc. (“WCI”), announced on September 8, 2006 that financial reporting for residential tower development, which represents a significant component of its business, may be affected in future reporting periods by the conclusion of an issue that is being addressed by the Emerging Issues Task Force (the “EITF”) of the Financial Accounting Standards Board (FASB). The EITF initially discussed Issue No. 06-8, “Applicability of the Assessment of a Buyer’s Continuing Investment under FASB Statement No. 66, Accounting for Sales of Real Estate, for Sales of Condominiums” on September 7, 2006.

If this requirement is adopted, WCI may either collect additional deposits in order to report revenues using the percentage-of-completion method or instead delay the financial reporting of revenues until the closing of condominium purchase contracts associated with relevant towers after the pronouncement becomes effective, tentatively January 1, 2008 for a calendar-year reporting company.

A copy of the press release is attached as Exhibit 99.1

9.01. Financial Statements and Exhibits

99.1	Press release dated September 8, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:	/s/ James P. Dietz
Name: James P. Dietz Title: Senior Vice President and Chief Financial Officer

Date:    September 12, 2006